EXHIBIT 10.1

May 21, 2007

CrossPoint Energy Company
2801 Network Blvd. Suite 810
Frisco, TX 75034

	RE:	Engagement of Venn Capital Advisors, L.P.

Attn:	Dan Collins
President and CEO

This letter agreement (“Letter Agreement”) confirms the terms and conditions of the engagement (the “Engagement”) of Venn Capital Advisors, L.P. (the “Advisor”) by CrossPoint Energy Company and its subsidiaries and affiliates (collectively, the “Company”) as the Company’s business and restructuring Advisor during the term of this Letter Agreement. Such engagement as the Company’s Advisor is subject to the terms and conditions outlined below.

1.
The Advisor’s Role and Responsibilities: The Advisor agrees to assist the Company in its efforts to restructure its business and shall provide such business advisory services as you may request and as we deem to be appropriate.

2.	Information; Confidentiality:

A.
The Company shall make available to the Advisor, on a timely basis, all financial and other information concerning the Company’s business and operations that the Advisor reasonably requests. The Advisor shall be entitled to rely, without investigation, upon all information supplied by the Company. Furthermore, the Advisor shall bear no responsibility to the Company, any potential lender, any creditors, stockholders, employees, or any other parties for the accuracy, completeness, or legal sufficiency of any financial statements, memoranda, other documentation or information prepared or provided by, or on behalf of, the Company or for verifying any of the information contained therein. Appropriate officers of the Company shall be responsible for reviewing any memorandum or other documentation prior to its use to determine that it does not contain any material omissions or inaccuracies. The Company will also provide access to the Company’s officers, directors, employees, independent accountants and legal counsel. To the extent consistent with legal requirements, all information given to the Advisor by the Company, unless publicly available or otherwise available to the Advisor without restriction or breach of any confidentiality agreement or except as required by law to be disclosed, will be held by the Advisor in confidence and will not be disclosed to anyone without the Company’s prior approval except as necessary in connection with completing this Engagement. In the event that the parties hereto have executed a separate confidentiality agreement said separate confidentiality agreement will govern in the case of a conflict.

B.
The Company hereby represents that all information provided to Advisor will be true, complete and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Advisor shall be entitled to rely without investigation upon all information that is furnished by the Company to the Advisor and will not be responsible for the accuracy or completeness of, or have any obligation to verify the same or to conduct any appraisal of assets or liabilities of the Company.

EXHIBIT 10.1

C.
Any advice, written or oral, provided by Advisor pursuant to this Letter Agreement will be treated by the Company as confidential, will be solely for the information and assistance of the Company in connection with its business and may not be quoted or summarized, or furnished to any other party, nor will any such advice or the name of Advisor be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by the Company or any affiliate, director, officer, employee, agent or representative of any thereof, without, in each instance, Advisor's prior written consent, in Advisors sole discretion.

3.	Compensation: For services rendered in connection with the Engagement, the Company shall pay the Advisor the following compensation:

A.	A non-refundable retainer of $10,000 payable in cash upon execution of this Letter Agreement.

B.	An advisory retainer of $10,000 payable in cash on the first business day of each month subsequent to the initial execution of this letter.

4.
Expense Reimbursement: The Company shall reimburse, on a monthly basis, all accountable out-of-pocket expenses (including any legal fees and expenses, as well as direct or allocated charges for third-party services, if any) incurred by the Advisor in connection with the Engagement. Advisor will obtain approval from the Company in advance for any anticipated expense in excess of one thousand dollars ($1,000).

5.
Term: The term of the Engagement shall commence from the date of the Company’s acceptance of this Letter Agreement (the “Effective Date”), and shall expire on the earlier of (i) 180 days from the Effective Date, unless extended by agreement of the Company and the Advisor, in writing, (ii) the date which is thirty (30) days after the date that either the Advisor or the Company gives written notice of termination to the other party, (iii) the effective date of the sale of all or substantially all the assets of the Company, or (iv) the closing date of any merger, consolidation, recapitalization, or other restructure transaction involving the Company.

Termination or expiration of the Engagement shall not relieve the Company of its obligation to pay compensation earned by the Advisor hereunder, or to reimburse expenses incurred by the Advisor, prior to the termination or expiration.

The terms and provisions of this Letter Agreement contained in paragraphs 2-7, 9, 11, 13-17 and 19 shall survive the termination or expiration of the Engagement.

6.
Disclosure: The Company agrees that all advice given by the Advisor in connection with the Engagement hereunder is for the benefit and use of the Company and the Company agrees that no such advice shall be used for any other purpose or be disclosed, reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to the Advisor be made by or in behalf of the Company, in each case without the Advisor’s prior written consent, in Advisor’s sole discretion.

EXHIBIT 10.1

7.	Limitations of Engagement:

A.
The Company agrees that the Advisor has been retained to act solely as Advisor to the Company, and not as an Advisor to or agent of any other person, and that the Company’s engagement of the Advisor is not intended to confer rights upon any person not a party hereto (including, but not limited to, stockholders, employees or creditors of the Company) as against the Advisor or its affiliates, or their directors, officers, employees or agents. It is specifically understood that the Company will not base its decisions solely on the Advisor’s advice, but will also consider the advice of the Company’s legal, tax and other business advisors, and such other factors which they consider appropriate. The Advisor, as an independent contractor under this Letter Agreement, shall not assume the responsibilities of a fiduciary to the Company or its stockholders, employees or creditors in connection with the performance of the Advisor’s service hereunder, and any duties arising out of its engagement shall be owed solely to the Company. The rights and obligations the Company may have to the Advisor or the Advisor’s affiliates under any credit or other agreement are separate from the Company’s rights and obligations under this Letter Agreement and will not be affected by the Advisor’s services hereunder.

8.
Independent Contractor. The Company acknowledges and agrees that the Advisor has been retained solely to provide the advice and services set forth in this Letter Agreement. The Advisor shall act as an independent contractor, and any duties of the Advisor arising out of its engagement hereunder shall be owed solely to the Company.

9.	Advertising: After the closing of a Financing, the Advisor shall have the right, at the Advisor’s option and expense, to advertise its services to the Company in connection with the Engagement.

10.	Blank

11.
Indemnification: In connection with engagements such as this, it is our firm’s policy to receive indemnification. THE COMPANY AGREES TO BE BOUND BY THE TERMS OF THE INDEMNIFICATION AGREEMENT THAT IS ATTACHED HERETO AS EXHIBIT “A”, WHICH IS INCORPORATED BY REFERENCE.

12.
Amendment or Modification: This Letter Agreement, Exhibit “A”, any annexes or attachments hereto and any rights, duties or obligations hereunder may not be waived, amended, modified or assigned in any way, in whole or in part, including by operation of law, without the prior written consent of each of the parties hereto.

13.	Binding Effect: This Letter Agreement is binding on and inures to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

14.
Enforceability: In case any provision of this Letter Agreement shall be deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Letter Agreement shall not in any way be affected or impaired thereby.

15.
Governing Law; Venue: This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The Company and the Advisor irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in Dallas, Texas over any suit, action, or proceeding arising out of or relating to this Letter Agreement (including Exhibit “A”) and any amendments thereto, but only to the extent that is needed as a result of first complying with the Mediation/Arbitration and Jury Waiver paragraphs set forth herein below.

EXHIBIT 10.1

16.
Attorney’s Fees: If any action, at law or at equity, or through any Alternate Dispute Resolution process is brought to enforce or interpret the provisions of this Letter Agreement, the prevailing party is entitled to reasonable attorney’s fees in addition to any other relief to which it may be entitled.

17.
JURY WAIVER: ANY RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION OR PROCEEDING, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THE ENGAGEMENT ARE WAIVED BY THE ADVISOR AND THE COMPANY.

18.
Notices: All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be deemed to be delivered when actually received, or, if earlier and regardless of whether actually received (except where receipt is specified) in this Letter Agreement, upon deposit in a regularly maintained receptacle for the United States mail, registered or Certified, postage fully prepaid, addressed to the addressee at its address set forth below in this paragraph:

If to Advisor:	Venn Capital Advisors, L.P.
3030 LBJ Freeway, Suite 1395
Dallas, TX 75234-2757

If to Company:	CrossPoint Energy Company
2801 Network Blvd. Suite 810
Frisco, TX 75034
Attn: Dan Collins

19.
Mediation/Arbitration: Any controversy or claim arising out of or relating to this engagement or the breach thereof, exclusive of paragraph 3, shall first be conducted by Mediation administered under Commercial Mediation Rules. If a settlement acceptable to the parties cannot be reached pursuant to said Mediation, any remaining controversy or claim arising out of or relating to this engagement, or the breach thereof, shall be settled by Arbitration under Commercial Arbitration Rules, and any judgment on the award rendered by the Arbitrator shall be final and binding on the parties hereto and may be entered into any court having jurisdiction as set forth herein. ANY RIGHTS TO TRIAL BY JURY, EXCLUSIVE OF PARAGRAPH 3, WITH RESPECT TO ANY CLAIM, ACTION, PROCEEDING OR INTERPRETATION, OF THIS DOCUMENT DIRECTLY OR INDIRECTLY, ARE WAIVED BY THE ADVISOR AND THE COMPANY.

20.
Entire Agreement: This Letter Agreement comprises the full and complete agreement of the parties hereto with respect to the dealings between the parties and it supercedes and cancels all prior communications, understandings and agreements between the parties hereto, whether written or oral, express or implied with respect thereto.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter, which shall thereupon constitute a binding agreement.

IN WITNESS WHEREOF the duly authorized representatives of the parties have signed this Letter Agreement to be effective as of the date first written above.

EXHIBIT 10.1

Very truly yours,

Venn Capital Advisors, L.P.
by Venn Capital L.L.C., its General Partner

By: /s/ Ross Welgehausen

Name: Ross Welgehausen

Title: Member

CrossPoint Energy Company

By: /s/ Dan Collins

Name: Dan Collins

Title: President and CEO

EXHIBIT 10.1

EXHIBIT “A”

INDEMNIFICATION AGREEMENT

The Company hereby indemnifies and holds harmless the Advisor, its controlling persons, directors, officers, employees, agents, affiliates and representatives (each herein after referred to as an “Indemnified Party”) from any and all losses, claims, damages, judgments, assessments, expenses, costs and other liabilities, joint or several (collectively, “Liabilities”) to which the Indemnified Parties may become liable as a result of anything having to do with the Letter Agreement to which this Exhibit “A” is attached or the transaction contemplated in the dealings between the Parties (herein after “Transaction”), unless a final determination has been made either through the court system or pursuant to Alternative Dispute Resolution that the Liabilities resulted solely from the gross negligence or willful misconduct of any Indemnified Party. The Company further agrees to reimburse each Indemnified Party immediately upon request for all expenses, including reasonable Attorney’s fees as they are incurred in connection with the Transaction itself or anything to do with the defense of an Indemnified Party. This reimbursement shall include situations where an action is pending or threatened and whether or not any Indemnified Party is a party to such proceedings. Additionally the Company agrees that no Indemnified Party shall have any liability, whether direct or indirect, in contract, tort, or otherwise, to the Company or any person asserting claims on behalf of or through the Company, directly or indirectly, arising out of or relating to the Transaction between the Parties. Additionally, in no event, shall any Indemnified Party be liable to the Company or any persons asserting claims on behalf of or through the Company for any consequential, indirect, incidental or special damages of any nature. The Company will also reimburse expenses for any Indemnified Party as a result of the Indemnified Party appearing as a witness or otherwise assisting in any action brought against the Company, its affiliates, or any corporation or other person or entity having to do with the Transaction.

The Indemnified Person shall promptly notify the Company in writing; provided a failure to notify the Company shall not relieve the Company from any liability which the Company may have on account of this Indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. In the event the Company elects to assume the defense in any such action it shall notify Advisor in writing and the employment of counsel shall be reasonably satisfactory to the Indemnified Person. Any Indemnified Person shall have the right to employ separate counsel with the fees and expenses to be paid by said Indemnified Person unless (i) the Company has failed to promptly assume the defense of said action or (ii) the Indemnified Person has been advised by counsel that there is one or more legal defenses which are available to it which are different or in conflict with those available to the Company. In such case the counsel used by the Indemnified Person shall be at the Company’s expense and approval, which shall not be unreasonably withheld.

The Company agrees that without the Advisor’s prior written consent, which shall not be unreasonably withheld, it will not settle, compromise, or consent to the entry of any judgment or settlement of any case or other proceeding that involves the Advisor or any other Indemnified Party unless such consent (i) includes an unconditional release of each Indemnified Party from any liabilities arising out of such claim, action, suit, proceeding or investigation and does not include any admission by any Indemnified Party of any civil or criminal liability, and (ii) the Parties agree that the terms of such settlement shall remain confidential.

All other terms of the Letter Agreement to which this Exhibit “A” is attached are incorporated herein for all purposes. The rights of the Indemnified Parties referred to above shall be in addition to any other rights that any Indemnified Party may otherwise have at law or equity.